Exhibit 23(m)(1) Rule 12b-1 Distribution Plans for Class A, B, and C shares

                                   DAVIS FUNDS
                       MASTER RULE 12b-1 DISTRIBUTION PLAN
                               FOR CLASS A SHARES
                              AS AMENDED 12/05/2000

THE PLAN:

         1. PURPOSE. The Company shall finance the distribution of its Class A shares pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Act") according to the terms of this Distribution Plan (the "Plan").

         2. FEES. Amounts, not exceeding in the aggregate a maximum annual amount equal to 0.25% of the averages of the daily net asset values of the Class A shares of the Company during each fiscal year of the Company, may be paid monthly by the Company to the Distributor out of the assets attributable to such shares at any time after the effective date of the Plan to: (i) reimburse the Distributor for fees paid to its salespersons and to other firms which offer and sell the Company's shares and/or provide servicing and maintenance of shareholder accounts, and (ii) reimburse the Distributor its other distribution expenses, after application of the Distributor's portion of sales charges incurred in connection with the distribution of Company shares, excluding overhead expense and including expenses of promotion, sales seminars, wholesaling, advertising, and sales literature. For this purpose sales literature shall not include reports sent to shareholders regulatory bodies which are paid for by the Company.

         To the extent that any investment advisory fees paid by the Company may be deemed to be indirectly financing any activity which is primarily intended to result in the sale of shares of the Company within the meaning of Rule 12b-1, the payments of such fees are authorized under this Plan.

         3. REQUIRED APPROVALS AND TERM. Subject to paragraph 8, the Plan shall not take effect until it has been approved by the vote of at least a majority (as defined in the Act) of the outstanding Class A shares of the Company. In addition, the Plan shall not take effect until it has been approved, together with any related agreements, by vote of the majority of both (i) the Board of Directors of the Company and (ii) those directors of the Company who are not "interested persons" of the Company as defined in the Act and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it ("Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan or such Agreements. Unless sooner terminated pursuant to the terms hereof, the Plan shall continue in effect for a period of one year from its effective date, and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for by Rule 12b-1 under the Act.

         4. PERIODIC REPORTS. Any person authorized to direct the disposition of monies paid or payable by the Company pursuant to the Plan or any related agreement shall provide to the Company's Board of Directors, and the Board of Directors shall review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         5. TERMINATION. Subject to paragraph 8, the Plan may be terminated at any time by a vote of the majority of the Independent Directors, or by vote of a majority vote of the outstanding Class A shares.

         6. RELATED AGREEMENTS. Any agreement related to the Plan shall be in writing, and shall provide:

         (i) That such agreement may be terminated at any time, without payment of penalty, by vote of a majority of the Independent Directors, or by vote of a majority vote of the outstanding Class A shares on not more than 60 days' written notice to any other party to the agreement; and

         (ii) That such agreement shall terminate automatically in the event of its assignment.

         7. AMENDMENTS. The Plan may not be amended to increase materially the amount of distribution expenses provided for in paragraph 2 unless such amendment is approved in the manner provided in paragraph 3, and no material amendment to the Plan shall be made unless approved by the Board of Directors and the Independent Directors.

         8. SPECIAL PROCEDURES FOR SERIES COMPANY. If the Company is or becomes a series company (as defined in Rule 18f-2 under the Act), then the Plan shall not take effect as to the Class A shares of any series and no amendment may be effected to increase materially the amount of distribution expenses as to the Class A shares of any series until it has been approved as to the Class A shares of such series by the Board of Directors, the Independent Directors and the Class A shareholders of such series in the manner provided in paragraph 3; and no material amendment to the Plan in respect to such shares shall be made unless approved as to such shares by the Board of Directors and Independent Directors. The Plan may be terminated as to any series at any time by vote of a majority of the Independent Directors by majority vote of the Class A shareholders of the series.


                                   DAVIS FUNDS
                       MASTER RULE 12b-1 DISTRIBUTION PLAN
                               FOR CLASS B SHARES
                               AS AMENDED 12/05/00

THE PLAN:

         1. PURPOSE. The Company shall finance the distribution of its Class B shares pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Act") according to the terms of this Distribution Plan (the "Plan").

         2. FEES. Amounts, not exceeding in the aggregate a maximum amount equal to the lesser of (a) .1/12 of 1.25% of the averages of the daily net asset values of the Company, or (b) the maximum amount provided by applicable rule or regulation of the National Association of Securities Dealers, Inc. during each month elapsed after the inception of the Plan may be paid by the Company to the Distributor at any time after the inception of the Plan in order: (i) to pay the Distributor commissions in respect of shares of the Company previously sold at any time after the inception of the Plan, all or any part of which may be or may have been reallowed or otherwise paid to others by the Distributor in respect of or furtherance of sales of shares of the Company after the inception of the Plan; and (ii) to enable the Distributor to pay or to have paid to others who sell the Company's shares a maintenance or service fees, at such intervals as the Distributor may determine, in respect of that Company's shares previously sold by any such others at any time after the inception of the Plan and remaining outstanding during the period in respect of which such fee is or has been paid.

         To the extent that any investment advisory fees paid by the Company may be deemed to be indirectly financing any activity which is primarily intended to result in the sale of shares of the Company within the meaning of Rule 12b-1, the payments of such fees are authorized under this Plan.

         3. REQUIRED APPROVALS AND TERM. Subject to paragraph 8, the Plan shall not take effect as to the Company until it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding Class B shares of the Company. In addition, the Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority of both
(i) the Board of Directors of the Company and (ii) those directors of the Company who are not "interested persons" of the Company as defined in the Act and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan or such agreements. Unless sooner terminated pursuant to the terms hereof, the Plan shall continue in effect for a period of one year from its effective date, and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for by Rule 12b-1 under the Act.

         4. PERIODIC REPORTS. Any person authorized to direct the disposition of monies paid or payable by the Company pursuant to the Plan or any related agreement shall provide to the Company's Board of Directors, and the Board of Directors shall review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         5. TERMINATION. Subject to paragraph 8, the Plan may be terminated at any time by a vote of a majority of the Independent Directors, or by a majority vote of the Company's outstanding Class B shares.

         6. RELATED AGREEMENTS. Any agreement related to the Plan shall be in writing, and shall provide:

         (i) That such agreement may be terminated at any time, without payment of penalty, by vote of a majority of the Independent Directors or by a majority vote of the Company's outstanding Class B shares on not more than 60 days' written notice to any other party to the agreement; and

         (ii) That such agreement shall terminate automatically in the event of its assignment.

         7. AMENDMENTS. The Plan may not be amended to increase materially the amount of distribution expenses provided for in paragraph 2 unless such amendment is approved in the manner approved in paragraph 3, and no material amendment to the Plan shall be made unless approved by the Board of Directors and the Independent Directors.

         8. SPECIAL PROCEDURES FOR SERIES COMPANY. If the Company is or becomes a series company (as defined in Rule 18f-2 under the Act), then the Plan shall not take effect as to the Class B shares of any series and no amendment may be effected to increase materially the amount of distribution expenses as to the Class B shares of any series until it has been approved as to the Class B shares of such series by the Board of Directors, the Independent Directors and the Class B shareholders of such series in the manner provided in paragraph 3; and no material amendment to the Plan in respect to such shares shall be made unless approved as to such shares by the Board of Directors and Independent Directors. The Plan may be terminated as to any series at any time by vote of a majority of the Independent Directors or by majority vote of the Class B shareholders of the series.


                                   DAVIS FUNDS
                       MASTER RULE 12b-1 DISTRIBUTION PLAN
                               FOR CLASS C SHARES
                               AS AMENDED 12/05/00

THE PLAN:

         1. PURPOSE. The Company shall finance the distribution of its Class C shares pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Act") according to the terms of this Distribution Plan (the "Plan").

         2. FEES. Amounts, not exceeding in the aggregate a maximum amount equal to the lesser of (a) .1/12 of 1.25% of the averages of the daily net asset values of the Company or (b) the maximum amount provided by an applicable rule or regulation of the National Association of Securities Dealers, Inc. during each month elapsed after the inception of the Plan may be paid by the Company to the Distributor at any time after the inception of the Plan in order: (i) to pay the Distributor commissions in respect of shares of the Company previously sold at any time after the inception of the Plan, all or any part of which may be or may have been reallowed or otherwise paid to others by the Distributor in respect of or in furtherance of sales of shares of the Company after the inception of the Plan; and (ii) to enable the Distributor to pay or to have paid to others who sell the Company's shares maintenance or service fees, at such intervals as the Distributor may determine, in respect of that Company's shares previously sold by any such others at any time after the inception of the Plan and remaining outstanding during the period in respect of which such fee is or has been paid.

         To the extent that any investment advisory fees paid by the Company may be deemed to be indirectly financing any activity which is primarily intended to result in the sale of shares of the Company within the meaning of Rule 12b-1, the payments of such fees are authorized under this Plan.

         3. REQUIRED APPROVALS AND TERM. Subject to paragraph 8, the Plan shall not take effect until it has been approved, together with any related agreements, by votes of the majority of both (i) the Board of Directors of the Company and (ii) those directors of the Company who are not "interested persons" of the Company as defined in the Act and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it ("Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan or such Agreements. Unless sooner terminated pursuant to the terms hereof, the Plan shall continue in effect for a period of one year from its effective date, and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for by Rule 12b-1 under the Act.

         4. PERIODIC REPORTS. Any person authorized to direct the disposition of monies paid or payable by the Company pursuant to the Plan or any related agreement shall provide to the Company's Board of Directors, and the Board of Directors shall review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         5. TERMINATION. Subject to paragraph 8, the Plan may be terminated at any time by a vote of a majority of the Independent Directors, or by a majority vote of the Company's outstanding Class C shares.

         6. RELATED AGREEMENTS. Any agreement related to the Plan shall be in writing, and shall provide:

         (i) That such agreement may be terminated at any time, without payment of penalty, by vote of a majority of the Independent Directors or by a majority vote of the Company's outstanding Class C shares on not more than 60 days' written notice to any other party to the agreement; and

         (ii) That such agreement shall terminate automatically in the event of its assignment.

         7. AMENDMENTS. The Plan may not be amended to increase materially the amount of distribution expenses provided for in paragraph 2 unless such amendment is approved in the manner provided in paragraph 3, and no material amendment to the Plan shall be made unless approved by the Board of Directors and the Independent Directors.

         8. SPECIAL PROCEDURES FOR SERIES COMPANY. If the Company is or becomes a series company (as defined in Rule 18f-2 under the Act), then the Plan shall not take effect as to the Class C shares of any series and no amendment may be effected to increase materially the amount of distribution expenses as to the Class C shares of any series until it has been approved as to the Class C shares of such series by the Board of Directors and the Independent Directors of such series in the manner provided in paragraph 3; and no material amendment to the Plan in respect to such shares shall be made unless approved as to such shares by the Board of Directors and Independent Directors. The Plan may be terminated as to any series at any time by vote of a majority of the Independent Directors or by majority vote of the Class C shareholders of the series.